As filed with the Securities and Exchange Commission on November 25, 2011
  Registration No. 333-170755

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Globus Maritime Limited
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Republic of the Marshall Islands	4412	66-0757368
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

 128 Vouliagmenis Avenue, 3rd Floor
166 74 Glyfada
Athens, Greece
+30 210 960 8300
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036
(212) 922-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Antonios C. Backos, Esq.
Steven J. Hollander, Esq.
Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036
(212) 922-2200 (Phone)
(212) 922-1512 (Fax)

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registration fee was previously calculated and paid in connection with the initial filing of this registration statement on Form F-1 filed on November 22, 2010.

No exhibits are filed with the Post-Effective Amendment No. 2.

This Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On November 24, 2010, the Securities and Exchange Commission, or the Commission, declared effective a Registration Statement on Form F-1 (File No. 333-170755), which is referred to as the Registration Statement, of Globus Maritime Limited relating to the resale from time to time of up to 6,117,389 common shares, par value $0.004 per share, or the Registered Shares, of Globus Maritime by the selling shareholders named in the Registration Statement pursuant to the plan of distribution set forth therein.  Globus Maritime has supplemented the prospectus included in the Registration Statement with the information set forth in Supplement No. 1 dated April 1, 2011, filed with the Commission.

Globus Maritime had agreed to maintain the effectiveness of the Registration Statement until the earlier of November 24, 2011 and such time as all securities covered by such registration statement had been sold or could have been sold without volume restrictions pursuant to Rule 144(e) under the Securities Act of 1933, as amended.  Accordingly, this Post-Effective Amendment No. 2 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 2, all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-l and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Greece on November 25, 2011.

Globus Maritime Limited

By:	/s/ Georgios Karageorgiou
Name: Georgios Karageorgiou
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons on November 25, 2011 in the capacities indicated.

Signature	Title

/s/ Georgios Feidakis	Chairman and Director
Georgios Feidakis

/s/ Georgios Karageorgiou	President, Chief Executive Officer and Director
Georgios Karageorgiou

/s/ Elias Deftereos	Chief Financial Officer (principal accounting officer
Elias Deftereos	and principal financial officer) and Director

/s/ Amir Eilon	Director
Amir Eilon

/s/ Jeffrey Parry	Director
Jeffrey Parry

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, on November 25, 2011.

By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director